Exhibit 23.1


                        Consent of PricewaterhouseCoopers


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2005, relating to Rhodia's consolidated financial statements that appear in Rhodia's Annual Report on Form 20-F for the year ended December 31, 2004.


Paris, France

May 11, 2005

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers